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                                                                   EXHIBIT 24(c)

                         AMERIPRISE CERTIFICATE COMPANY
                                POWER OF ATTORNEY

City of Minneapolis
State of Minnesota

The undersigned as a director and officer of Ameriprise Certificate Company, a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints Brian J. McGrane, David K. Stewart, Scott
R. Plummer, and Christopher O. Petersen or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all registration statements and amendments thereto (with all exhibits and other documents required or desirable in connection therewith) that may be prepared from time to time in connection with said Company's existing or future face-amount certificate products--whether pursuant to the requirements of the Securities Act of 1933, the Investment Company Act of 1940 or otherwise--and periodic and other reports, and amendments thereto, including those on Form 10-K, Form 10-Q and Form 8-K, as required pursuant to provisions of applicable federal securities laws, and any necessary or appropriate filings with states or other jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary or appropriate in connection with such signatures or filings.

Signed on this 19th day of February, 2008


/s/ William F. Truscott
-------------------------------------
Name: William F. (Ted) Truscott